Exhibit 10.32

IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED

Housing Lease Contract

Lessor (Party A): Xu Yong

Housing information code card:

Address: Room 602, No.592, Longpanzhong Road, Qinhuai District, Nanjing City

Postcode: 210017 Contact Number: [*]

Social credit code or valid ID number: [*]

Lessee (Party B): Nanjing Yonglei Medical Products Import and Export Trade Co., Ltd.

Mailing Address: Room 603, Building 8, Jinling Shangfu, No.118 Daguang Road, Nanjing

Postcode: 210017 Contact Number: [*]

Social credit code or valid ID number: [*]

In accordance with the provisions of the Contract Law of the People's Republic of China, the Law of the Urban Real Estate Administration of the People's Republic of China, the Administrative Measures of Commercial House Lease and the Decision of the Standing Committee of Nanjing People's Congress on Strengthening the Safety Responsibility of House Lease, Party A and Party B enter into this contract through negotiation.

Article 1 Party A will lease the property located at Room 602, No.592, Longpanzhong Road, Qinhuai District, Nanjing City, with the housing code (hereinafter referred to as the leased premise) to Party B.

The rental area of the leased premise is 91.74 square meters, the owner or legal user of which are Yong Xu and Lei Zhu. The number of the property certificate or other valid certificate is: .

Article 2 The unit rent of the leased house (the first lease term) shall be RMB per square meter of the building area of the house. Monthly rent is RMB 4,500 (excluding tax) (in words: RMB Four thousand five hundred).

Article 3 Party B shall pay the rent for the first period (January 1, 2020 to December 31, 2020) before September 30, 2020, with the first period of rent of RMB 54,000 yuan (excluding tax) (in words: RMB fifty-four thousand).

Article 4 Party B shall pay the rent for the current year before the end of September each year; Party A shall issue a receipt to Party B.

Article 4 Supplementary Terms Party B shall pay the rent and other fees in full and on time. For each overdue date, Party A has the right to collect 1‰ of the overdue payment. Party A shall have the right to unilaterally terminate the contract if it is overdue for 10 days, and the deposit shall be automatically converted into liquidated damages and confiscated by Party A, and party A shall have the right to further hold Party B liable.

Article 5 The term of Party B to lease the premises is from January 1, 2020 to December 31, 2025. During this period, every three years is a lease term, and the rent will be automatically increased upon the expiration of each lease term. The annual rent increase shall be 8% higher on the original basis, starting from the date of signing this agreement. Party B shall not terminate the lease during the contract term, otherwise it shall be deemed as a serious breach of contract and all the deposit shall belong to Party A.

If the time limit agreed in the preceding paragraph is extended after multiple renewals, it shall not exceed the approved term of land use, and shall not exceed 20 years, and the excess part shall be invalid.

Article 6 Purpose of the leased premise: dormitory.

Without the written consent of Party A, Party B shall not use the leased premise for other purposes. In case of any breach of contract, Party A shall have the right to take back the leased premise at any time, and the deposit and liquidated damages shall not be refunded.

Article 7 Party A shall deliver the leased premise to Party B for use before , and the relevant handover procedures shall be handled.

If Party A delivers the leased premise later than the time mentioned in the preceding paragraph, Party B may require that the validity period of this Contract be extended, and both parties shall sign in writing and report to the housing lease registration authority of the jurisdiction for registration and filing. In case of force majeure or liability of both parties, this clause is invalid.

Article 8 When delivering the leased premise, both parties shall confirm the current condition of the leased premise and the attached facilities, the attached property and other relevant information, and make a supplementary list in the attached page. (See party A's handover list, which shall be signed and approved by both parties).

Article 9 When Party A delivers the leased premise, it shall charge Party B RMB               as the rental deposit (excluding tax).

Party A shall issue a receipt to Party B when receiving the lease deposit.

Conditions for Party A to return the lease deposit to Party B:

1. Within 10 days prior to the termination of the contract, Party B shall settle all expenses incurred by the use of the leased premise, including the rent, utilities, and the property management fee, and then after the completion of the contract.

2. Party B shall clean up the leased premise within 10 days before the handover date shall be approved by Party A or restored to its original state.

3. Within 10 days prior to the termination of the Contract, Party B shall deliver the leased premise and its attached facilities to Party A. When returning the premise, all the facilities shall be in normal use (including but not limited to, water, electricity, wall, etc.), and the deposit shall be returned only after the acceptance by Party A.

☐ only one condition is met

√ ☐ all conditions are met

(The parties should choose one of the above two methods, and type “√” in the selected box)

Method and time of return of the lease deposit: After Party B meets all the above conditions, Party A shall return the deposit without interest within 15 working days.

Under any of the following circumstances, Party A may not return the deposit:

1. Party B terminates the contract in advance;

2. The rent or related fees within 10 days before the end of the contract and the completion of the contract;

3. Change the agreed use of the property during the lease term, or damage the normal use status of the facilities related to Party A.

Article 10 During the lease term, Party A shall pay the use fee for the use of the leased premise and the stamp duty generated based on the lease; Party B shall be responsible for the water and electricity fee, sanitation fee, house (building) property management fee and other expenses and taxes including but not limited to gas, telephone, cleaning and other expenses from the use of the leased house.

Article 11 Party A shall ensure that the safety of the leased premise and its attached facilities delivered complies with the provisions of relevant laws, regulations or rules. (After the decoration, Party B shall take full responsibility for all the adverse consequences caused by the decoration. In case of any potential safety risks or accidents caused, Party B shall take full responsibility).

Article 12 Party B shall reasonably use the leased premise and its attached facilities, and shall not use the leased premise to engage in illegal activities; Party A shall not interfere with or hinder Party B's normal and reasonable use of the leased premise.

Article 13 When using the leased premise, Party B shall not change any power supply, drainage or safe design facilities without permission. If the leased premise or ancillary facilities appear or fail due to the fault of Party B, Party B shall promptly notify Party A and take possible effective measures to prevent further expansion of the defect ; Party A shall repair within 10 days after receiving the notice from Party B or entrust Party B to repair in writing ; if Party B fails to notify Party A or Party A fails to perform the maintenance obligations within the agreed time after receipt of the notice, it may notify Party B to repair by itself.

In case of special emergency, Party B shall first notify Party A or its agents with any possible contact message, SMS, telephone, email, etc. if Party A authorizes Party B to repair, Party B may repair and notify Party A of the relevant information on the same day after that the problem is solved.

The maintenance expenses incurred in the above two paragraphs (including the maintenance of Party B and the reasonable expenses incurred to prevent the expansion of defects) shall be borne by Party A. If Party B fails to fulfill the obligations stipulated in the above two paragraphs and fails to timely notify or take possible effective measures, resulting in the expansion of losses, the (expanded) part of the maintenance expenses shall be borne by Party B.

Article 14 The premises leased by Party A shall be a shop room with simple decoration. After party B rents the premises, it shall be responsible for its own reasonable and legal decoration, use and maintenance. If the leased premise or its attached facilities occur or hinder the safety, damage or failure due to improper or unreasonable use by Party B, Party B shall be responsible for repairing and restoring the premises to its original state or timely inform Party A and make compensation.

If Party B changes the internal structure of the premises, decorates or sets up the equipment that affects the structure of the premises, and changes the design scale, scope, technology, materials and other schemes, the construction shall only be conducted with the written consent of Party A in advance. After the expiration of the lease term or if the lease is withdrawn due to party B's responsibilities, Party A has the right to choose one of the following rights unless otherwise agreed by the parties: (no agreement has been reached)

☐ The decoration attached to the premises shall be owned by Party A.

☐ Party B is required to restore the premises to its original state.

☐ Collect the actual fees incurred in the restoration project from Party B.

(Both parties shall jointly choose one of the above three paragraphs and check within the selected box.)

Article 15

√ ☐ During the lease term, Party B shall not sublet all or part of the leased premise to others without the consent of Party A. With the written consent of Party A, Party A shall sign a new relevant agreement with the relevant parties concerned. Party B shall go through the registration (filing) procedures with the competent authority of the house lease, but the sublease term shall not exceed the lease term agreed herein. If Party B promises that the sublease conditions of the other party shall be performed by Party B, which has nothing to do with Party A;

☐ During the lease term, with the written consent of Party A, Party B may go through the registration (record) procedures with the house leasing authority with the written certificate of such consent to the sublease. However, the sublease term shall not exceed the lease term agreed herein.

☐ During the lease term, Party B shall not sublet all or part of the leased premise to others.

(Both parties shall jointly choose one of the above three items and check within the selected box)

Article 15 Supplementary Clause

1. During the lease term, Party B shall not sublease the premise to others without the written consent of Party A, but with the written consent of Party A, Party B may apply for the replacement of other tenants within the agreed time. If you find a new tenant within the agreed time and successfully introduce it to Party A, and sign a new lease contract. After Party A receives the deposit from the new tenant, Party A will give Party B a partial remuneration, and the specific amount shall be negotiated by both parties.

2. If Party B terminates the contract with Party A in advance, party B defaults on the contract and Party A shall not return the deposit to Party B. Even if a new tenant is found to replace Party B and continue the lease, it will still be a breach of contract. In addition, if it fails to leave party A's premises after applying for termination of the contract, it will still be dealt with in accordance with the default terms.

3. The lease contract required to be signed by the new tenant shall be signed by Party A and the new tenant. At the same time to collect the new tenant's security deposit, the default clause is the same as the above.

Article 16 During the term of this Contract, if Party A needs to transfer part or all of the property rights of the leased premise, it shall notify Party B in writing three months before the transfer, and Party B shall have the preemptive right under the same conditions. Party B shall give A written reply to Party A within 10 natural days after receiving the written notice from Party A, which shall be deemed as automatic waiver.

Article 17 During the term of this Contract, termination or modification of any of the following circumstances:

(one) Force majeure occurs, so that the contract can not be performed;

(two) The government shall requisition, recover or demolish the leased house;

(three) Party A and Party B agree through consultation;

(four) Party B conducts illegal acts.

Article 18 Under any of the following circumstances, Party A may cause any losses caused thereby,

√ ☐ 1. Request Party B to restore the premises to its original condition;

√ ☐ 2. Request damages from Party B;

√ ☐ 3. The lease deposit will not be refunded;

☐ 4. Party B is required to pay the liquidated damages of RMB              Yuan.

(The above four methods shall be selected by both parties through negotiation, but items 3 and 4 cannot be obtained at the same time; check the corresponding box).

(one) Party B owes the rent for more than 10 days (including 10 days);

(two) Party B shall default on all expenses (expenses included in Article 10 hereof) that may cause losses to Party A Yuan above;

(three) Party B uses the leased premise for illegal activities, which damages the public interests or the interests of others ;

(four) Party B changes the structure or use of the leased premise without authorization;

(five) Party B violates article 14 of this Contract and does not bear the responsibility for maintenance or pays the maintenance expenses, resulting in serious damage to the premises or equipment ;

(six) Without the written consent of Party A and the approval of the relevant departments, Party B shall decorate the leased premise without authorization;

(seven) Party B sublet the leased premise to a third party without authorization.

In addition to investigating party B's liability for damages or breach of contract, Party A shall have the right to propose to Party B to change the contract terms or terminate the contract according to the above circumstances. Once the notice of termination of the contract is legally served, Party A shall have the right to apply for the cancellation of the lease registration of the single party.

Article 19 Under any of the following circumstances, Party B may

√1. Claim damages from Party A;

√2. Request Party A to return the lease deposit;

☐ 3. Party A shall pay RMB as liquidated damages                      Yuan.

(The above three methods shall be selected by both parties through negotiation, but items 2 and 3 cannot be selected at the same time; check the corresponding box).

(one) Party A delays in the delivery of the leased premise more than 15 days;

(two) Party A violates the Article 11 hereof, and the safety of the leased premise does not conform to the provisions of relevant laws, regulations or rules;

(three) Party A violates Article 13 hereof and does not assume the maintenance responsibility or pay the maintenance cost;

(four) Without the consent of Party B or the approval of relevant authorities, Party A re-builds, expands, or decorates the leased premise.

(five) Party A unilaterally requests to terminate the Contract in advance without justifiable reasons.

In addition to holding Party A liable for damages or liability for breach of contract, Party B may also propose to Party A to change the contract terms or terminate the contract. Once the notice of termination of the contract is legally served, Party B has the right to apply for the cancellation of the lease registration of the single party.

Article 20 After the termination of this Contract, Party B shall move out and return the leased premise within five days, guarantee that the leased premise and ancillary facilities are in good condition (except for normal losses), and at the same time settle all expenses to be borne by Party B and go through the relevant handover procedures.

If Party B fails to move out or return the leased premise after the deadline, Party A shall have the right to take back the leased premise according to the law or the contract, and collect compensation to Party B equivalent to double the rent for the overdue part.

Article 21 Upon expiration of the lease term, if Party B needs to continue to lease the premises, it shall submit renewal request to Party A three months in advance. Under the same conditions, Party B has the priority to lease the premises.

If party A and Party B reach an agreement on the renewal of the lease, they shall conclude a new contract and register the contract with the housing leasing authority.

Article 22 Party A and Party B shall sign the Responsibility Letter of House Lease Safety Management in Nanjing City. The leased premise provided by Party A shall meet the standards and conditions for safe use without any potential safety risks. The construction, firefighting equipment, gas facilities, electric power facilities, entrances and passageways of the rental houses shall comply with the management regulations or standards of safety production, firefighting, public security, environmental protection, health and other regulations stipulated by the municipal government. Party B shall use the leased premise in strict accordance with the safety, fire control, public security, environmental protection, sanitation and other management regulations or standards stipulated by the government functional departments, and shall be obliged to ensure that the leased premise do not have any hidden dangers in use. All terms agreed herein shall be consciously performed by both parties. If either party breaches the contract, it shall be liable for breach of contract according to the contract.

Article 23 Both parties may separately agree in the supplementary pages as part of the Contract and shall have the same effect as this Contract after being signed by both parties.

If party A and Party B reach an agreement to change the contents of this Contract during the lease term, both parties shall register with the competent house leasing authority within 30 days after the establishment of the modification agreement.

Article 24 Any dispute arising from this Contract shall be settled through negotiation or submitted to the competent house leasing authority for mediation or bring a lawsuit to the people's court in the place where the leased house is located.

Article 25 Party A and Party B agree that the following mailing address shall be the service address of the notice or document of both parties:

Address of delivery of Party A:

Address of delivery of Party B:

If the above address is not agreed, the correspondence address of the parties signing the contract shall be used as the address for service.

The address of service shall be valid without written notice of change. Any notice or document sent by one party to the other party shall be deemed to have been delivered at the address of service. If the postal documents at the said address are returned by the postal department, the date of return shall be deemed as the date of service.

Article 26 This contract shall come into force at the time of signing.

Party A and Party B shall, within 30 days from the date of signing this contract, file with the competent authority of house lease.

Article 27 The contract is made in Chinese.

Article 28 This contract is made in quadruplicate, with one copy held by Party A, Party B holding one copy, the contract registration authority and the relevant department each hold one copy.

Party A (signature and seal):	/s/ Yong Xu

Legal representative:

Phone number:

Bank account:

Entrusted agent:

Party A (signature and seal): Nanjing Yonglei Medical Products Import and Export Trade Co., Ltd. (affixed with seal)

Legal representative:

Phone number:

Bank account:

Entrusted agent:

Special Tips

1.	Before signing the contract, the parties shall read the contract carefully, and may add, delete, select, supplement, fill and modify the contents of the contract terms through negotiation. After the signing of the contract, the unmodified contents and the contents filled in by the parties (signed or sealed by both parties) shall be regarded as the contents of this contract. The selection, supplement, filling and modification in this contract shall give priority to the validity of handwritten items.

2.	Before signing the contract, the lessor shall show the lessee the real estate right certificate or other valid certificates proving that he has the real estate right and the certificates that can prove the identity or legal qualification of the lessor. The power of attorney; if the house is leased, the power of attorney; the lessee shall present the lessee identity certificate or legal qualification certificate to the lessor.

3.	The signing and performance of the contract by the parties shall be conducted in accordance with the law, and shall not violate the relevant provisions of the law or engage in illegal acts.

4.	Once signed, this contract shall be legally binding on both parties. The parties shall perform their obligations as agreed by the parties, and shall not modify or terminate the contract without legal or agreement.

5.	In the contract filled in by the parties themselves, it shall use carbon ink or blue and black ink, filled in with a brush, pen, signature pen and sign or seal for confirmation.

6.	Some blanks (underlined) can be agreed upon by the parties, and some provisions are available for the parties to choose (marked by mouth).

7.	After signing this contract, both parties shall jointly go to the housing leasing management department for registration or record in time

8.	Both parties to the lease may decide the original copies according to the actual needs and check it carefully when signing the contract to ensure the consistency of each contract; in any case, both parties shall hold at least one original contract respectively.

9.	If the contents of this Contract are significantly changed, terminated or the contract text is lost, the parties shall go through relevant procedures with the original registration authority in time.

10.	The parties may negotiate on how to dispose of the retained items in the rented house after the expiration of the lease term and the termination of the contract, and agree in the attached page.

11.	Article 6 of this contract "Use of leased premise" shall be filled in one of the following five categories: commercial, office, workshop, warehouse and comprehensive.